                                                               EXHIBIT  10.24.8

                               SECURITY AGREEMENT
                    (ALL ASSETS EXCEPT INTELLECTUAL PROPERTY)

         SECURITY AGREEMENT (ALL ASSETS EXCEPT INTELLECTUAL PROPERTY) dated as of September ___, 2002 by and between ArQule, Inc., a Delaware corporation (the "Debtor") and Fleet National Bank (the "Secured Party"). The Secured Party is the successor by merger to the entity formerly known as "Fleet National Bank" ("Old FNB").

         WHEREAS, the Debtor is a party to that certain letter agreement dated March 18, 1999 (the "Original Letter Agreement") originally made between the Debtor and Old FNB, the Secured Party having succeeded by merger to the rights of Old FNB thereunder; and

         WHEREAS, the Original Letter Agreement has been amended by that certain Loan Modification Agreement dated as of March 2, 2001 (the "First Modification") between the Debtor and the Secured Party and by that certain Second Loan Modification Agreement of even date herewith (the "Second Modification") between the Debtor and the Secured Party (the Original Loan Agreement, as amended by the First Modification and the Second Modification, being hereinafter referred to as the "Loan Agreement"); and

         WHEREAS, pursuant to the Loan Agreement, (i) the Secured Party and/or Old FNB have made term loans (the "Facility One Term Loans") to the Debtor in an aggregate principal amount of up to $15,000,000, evidenced by a $15,000,000 face principal amount promissory note dated March 18, 1999, as amended (as so amended, the "Facility One Term Note") made by the Debtor and payable to the order of Old FNB, the Secured Party having succeeded to the rights of Old FNB thereunder, (ii) the Secured Party has made a term loan (the "Facility Two Term Loan") to the Debtor in the original principal amount of $16,000,000, evidenced by a $16,000,000 original principal amount promissory note dated March 2, 2001 (the "Facility Two Term Note") made by the Debtor and payable to the order of the Secured Party, and (iii) the Secured Party may make other term loans (the "Facility Three Term Loans") to the Debtor in an aggregate principal amount of up to $2,500,000, evidenced by a $2,500,000 original principal amount promissory note of even date herewith (the "Facility Three Term Note") made by the Debtor and payable to the order of the Secured Party; and

         WHEREAS, the Secured Party may also provide other credit facilities, interest rate protection products and other facilities for the Debtor; and

         WHEREAS, as a condition to the Secured Party entering into the Second Modification and making Facility Three Term Loans thereunder, the Secured Party requires that the Debtor grant to the Secured Party a security interest in the Collateral (as defined in Section 1);

         NOW, THEREFORE, in consideration of the aforesaid amendments and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby act and agree as follows:

         1. Definitions. As used in this Security Agreement, the following terms have the following meanings:

         "BANK DOCUMENTS" - This Security Agreement, the Loan Agreement, any Term Note and any other instruments, documents or other agreements made by the Debtor with or in favor of the Secured Party, whether in connection with any Term Loans or otherwise, all whether now existing or hereafter entered into or delivered.

         "COLLATERAL" - All of the following now or hereafter existing or owned by the Debtor or in which the Debtor shall now or hereafter have any interest:

         (a) all Equipment;

         (b) all Receivables;

         (c) all contracts and contract rights (to the extent assignable); all rights to the payment of money; all obligations owing to the Debtor of every kind and nature; and all tax refunds of every kind and nature, including, without limitation, loss carryback refunds; and all of the foregoing whether now existing or hereafter acquired or arising;

         (d) all Inventory;

         (e) all general intangibles (other than Intellectual Property Rights), goodwill, customer lists, choses in action, chattel paper, insurance policies, bank deposits, deposit accounts, checking accounts, certificates of deposit, money, cash, securities (whether certificated or uncertificated), securities accounts, security entitlements, commodity contracts, commodity accounts, documents and instruments (whether negotiable or non-negotiable and regardless of attachment to chattel paper), whether arising out of, relating to or evidencing all or any of the foregoing Collateral or otherwise, and all whether now existing and owned by the Debtor or hereafter acquired or arising;

         (f) all liens, guaranties, securities, rights, remedies and privileges pertaining to, and all products and proceeds (including, without limitation, insurance proceeds) of and all accessions to, any of the foregoing items of Collateral (all whether now existing and owned by the Debtor or hereafter arising or acquired); and

         (g) all information, data, files, writings, correspondence, books and records (including, without limitation, all electronically recorded data) relating to any of the foregoing items of Collateral (all whether now existing and owned by the Debtor or hereafter arising or acquired), but excluding Intellectual Property Rights of the Debtor.

         "EQUIPMENT" - All of the Debtor's machinery, equipment, tools, furniture, furnishings and fixtures, including, without limitation, all processing and manufacturing equipment, machine tools, data processing and computer equipment, furniture, tools, dies, molds, motor vehicles, rolling stock, trailers, airplanes, vessels and other equipment of every kind and description, and all accessions, additions, substitutions or replacements to or for any of the foregoing and all attachments, components, accessories, parts and supplies relating thereto; all whether now owned or existing or hereafter arising or acquired, whether movable or affixed, and wherever located.

         "EVENT OF DEFAULT" - The occurrence of any one or more of the following: (i) any "Event of Default" as defined in any Bank Document; or (ii) any representation or warranty by the Debtor contained in this Security Agreement shall prove to have been inaccurate or incomplete in any material respect on the date when made; or (iii) the failure or default by the Debtor under any of Subsections 4(a), 4(c), 4(d), 4(f) or 4(h); or (iv) any failure by the Debtor to perform or observe any of its other obligations or agreements under this Security Agreement, which failure remains uncured for thirty (30) days after the earlier of (A) the date when notice thereof has been given to the Debtor, or (B) the date when the Debtor first has knowledge of such failure.

         "INTELLECTUAL PROPERTY RIGHTS" - All of the Debtor's trade secrets, copyrights, patents, trade names, trademarks and servicemarks, as well as licenses with respect to any of the foregoing, now owned or hereafter acquired.

         "INVENTORY" - All goods now owned or hereafter acquired by the Debtor and intended for sale, all raw materials, parts, work-in-process, finished goods, and all materials and supplies which are used or which may be used in manufacturing, selling, packing, shipping, advertising or furnishing of goods, whether now owned or hereafter acquired or created and wherever located, as well as all proceeds (including, without limitation, insurance proceeds) of any of the foregoing.

         "LIEN" - Any lien, charge, encumbrance or security interest, whether voluntary or involuntary.

         "OBLIGATIONS" - Any and all indebtedness, liabilities or obligations of the Debtor, joint or several, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, to or for the benefit of the Secured Party, including, without limitation, those arising out of or provided for in any of the Bank Documents and/or with respect to any other credit facilities, any interest rate protection products or any other facilities, such term to include obligations to perform acts and refrain from taking action as well as obligations to pay money.

         "PERSON" - As defined in the Loan Agreement.

         "PREMISES" - All locations owned, leased, operated or used by the Debtor, all of which are listed on Exhibit A hereto together with the record owner of each such location.

         "RECEIVABLES" - All of the Debtor's accounts (as defined in the UCC), notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to the Debtor from any Person for goods (as defined in the UCC) sold by it or for services rendered by it, or however otherwise established or created, all guaranties and security therefor, all right, title and interest of the Debtor in the goods or services which have given rise thereto, including rights to reclamation and stoppage in transit and all rights of an unpaid seller of goods or services; all whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to the Debtor.

         "TERM LOANS" - Collectively, the Facility One Term Loans, the Facility Two Term Loan and the Facility Three Term Loans.

         "TERM NOTES" - Collectively, the Facility One Term Note, the Facility Two Term Note and the Facility Three Term Note.

         "UCC" - The Uniform Commercial Code as in effect from time to time and applicable to the relevant Collateral.

         Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

         2. GRANT OF SECURITY INTEREST. As security for the full and timely satisfaction of the Obligations, the Debtor hereby grants to the Secured Party a continuing security interest in the Collateral, and in each item thereof, all to the maximum extent that the Debtor has an interest therein or at any time in the future obtains such an interest.

         3. REPRESENTATIONS AND WARRANTIES. The Debtor represents and warrants to the Secured Party that:

             (a) The execution, delivery and performance by the Debtor of this Security Agreement, including the security interests herein granted or intended to be granted, has been duly authorized by all necessary corporate and other action and does not and will not:

             (i) require any waiver, consent or approval of the Debtor's stockholders, any governmental authority or any other Person, other than any such waiver, consent or approval which has been heretofore obtained;

             (ii) contravene the charter or by-laws of the Debtor;

             (iii) violate any provision of, or require any filing (other than the filing of financing statements under the UCC with respect to the security interests herein granted), registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Debtor;

             (iv) result in a breach of or constitute a default or require any waiver or consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Debtor is party or by which it or any of its properties may be bound or affected; or

             (v) result in, or require, the creation or imposition of any Lien (other than as created hereunder) upon or with respect to any of the properties now owned or hereafter acquired by the Debtor.

         (b) This Security Agreement has been duly executed and delivered on behalf of the Debtor and is a legal, valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms.

         (c) No Obligation has been or will hereafter be incurred on account of personal, family or household purposes.

         (d) The Debtor is a duly organized and existing Delaware corporation. The principal place of business and chief executive offices of the Debtor are currently located at 19 Presidential Way, Woburn, MA 01801 and all of the books and records of the Debtor are kept at that location or at one of the locations described on Exhibit A. All of the tangible Collateral is and will be kept at the Premises. Except as otherwise described on Exhibit A, the Debtor is the record owner of all of the Premises.

         (e) Except as otherwise described on Exhibit B, the Debtor does not conduct business under any trade name or style other than its corporate name and has not used any other corporate name within the last five years.

         (f) The Debtor owns the Collateral free and clear of all Liens except
(i) Liens in favor of the Secured Party, and (ii) Liens expressly permitted by
Section 4.2 of the Loan Agreement.

         (g) This Security Agreement, coupled with the filing of appropriate UCC financing statements with the filing offices listed on Exhibit C hereto (these being the only locations in which such filing is required by the UCC in order to perfect the security interests granted herein), creates in favor of the Secured Party a valid and perfected first priority security interest in all of the Collateral, which security interest secures the Obligations.

         (h) Exhibit D hereto contains a true and complete list of all of the Debtor's bank accounts, brokerage accounts and other accounts holding any investment securities and any other securities of any nature held or owned by the Debtor.

         4. COVENANTS. (a) PAYMENT AND PERFORMANCE. The Debtor will unconditionally pay when due or within any applicable grace period (or on demand, if so payable) each Obligation and will duly and punctually perform each Obligation.

         (b) FURTHER ASSURANCES. The Debtor will from time to time, at its expense, upon the Secured Party's request, promptly execute and deliver all such further instruments and documents, and take all such further action, as may be necessary or that the Secured Party may reasonably request in order to perfect and/or protect the security interests granted or intended to be granted hereby or to enable the Secured Party to enforce its rights and remedies hereunder with respect to any Collateral, including, without limitation: executing and delivering written assignments of Receivables (but failure to deliver the same shall not affect or limit the Secured Party,s security interest therein); furnishing copies of customer invoices and original shipping documents; marking or otherwise identifying Equipment; furnishing the originals of all bills of lading, trust receipts and warehousemen's receipts, with such endorsements as may be required by the Secured Party; stamping chattel paper to reflect the Secured Party's security interest or delivering same to the Secured Party; and executing and filing financing statements. The Debtor hereby authorizes the Secured Party to file financing or continuation statements and amendments thereto relating to Collateral without the signature of the Debtor. The Debtor will provide landlord's waivers reasonably satisfactory to the Secured Party with respect to any premises where any material amount of Collateral may be located. With respect to such contracts and contract rights as are by their terms non-assignable, the Debtor agrees: (i) to hold same in trust for the benefit of the Secured Party, (ii) at any time or from time to time (if the Secured Party shall so request) to use its reasonable efforts to seek the approval of the other parties to the relevant contracts so that assignment to the Secured Party will be permitted and (iii) at the request of the Secured Party, to assign to the Secured Party all rights in and to said contracts and contract rights to the maximum extent that same may from time to time be assignable.

         (c) INFORMATION. The Debtor shall maintain complete and accurate records of all of its Collateral and its dealings with respect thereto. Upon reasonable notice from time to time (and at any time and without notice after the occurrence and during the continuance of any Event of Default), the Debtor shall permit the Secured Party and its employees, representatives and agents access to the Premises and the Secured Party shall have the right to inspect the Collateral and make copies of such books and records. The Debtor shall from time to time furnish to the Secured Party such information concerning the Collateral as the Secured Party may reasonably request, and will promptly notify the Secured Party if any representation or warranty of the Debtor in Section 3 hereof becomes inaccurate, incomplete or misleading in any material respect. Without limiting the generality of the foregoing, the Debtor will upon the Secured Party's request, with reasonable promptness, provide the Secured Party with a written listing of all Collateral, and will provide the Secured Party with such a listing immediately upon the occurrence of any Event of Default.

         (d) INSURANCE. The Debtor shall at its expense maintain fire and extended coverage insurance policies insuring the Inventory and the Equipment, with responsible and reputable insurance companies or associations, in amounts sufficient to provide for full replacement cost coverage (with agreed amount endorsement) and in any event not less than the amount necessary to avoid co-insurance. All such casualty insurance shall name the Secured Party as secured party and first loss payee. All policies of such insurance shall contain a provision forbidding cancellation of such insurance either by the carrier or by the insured without at least 30 days' prior written notice to the Secured Party. The Debtor shall upon the Secured Party's request deliver to the Secured Party duplicate policies of such insurance and/or binders, certificates or other evidence thereof (with evidence of premiums having been paid) from the insurer or a reputable insurance broker. Following any damage to or destruction of any of the Collateral, the parties shall cooperate in order to recover any applicable proceeds of insurance, with the Debtor to have primary responsibility to recover the proceeds. Such proceeds shall be paid to the Secured Party. From such proceeds, if any, as are actually received by the Secured Party, the Secured Party shall provide for the payment or reimbursement of its reasonable expenses (if any) of obtaining the recovery as reasonably determined by the Secured Party. The Secured Party shall then give notice to the Debtor of such expenses and of the amount of the remaining proceeds actually held by the Secured Party (the "Net Proceeds"). If the Debtor desires to use any or all of the Net Proceeds for repair, restoration or replacement of the Collateral, the Debtor shall request same from the Secured Party within 20 days after receipt of the aforesaid notice of the amount of the Net Proceeds. Provided that all of the below-described Readvancement Conditions shall have been satisfied as at the time of each release of all or any portion of the Net Proceeds, the Secured Party, subject to the other requirements described below, will permit the use of the Net Proceeds, to the extent required, for such repair, restoration and replacement. As used herein, the term "Readvancement Conditions" means each of the following: (1) no Event of Default, nor any event or circumstance which with the passage of time or the giving of notice or both could become an Event of Default, shall have occurred and be then continuing, and (2) the Net Proceeds, in the reasonable opinion of the Secured Party, shall be sufficient for the purpose of the required repair, restoration and replacement (or, if insufficient, the Debtor shall have deposited with the Secured Party, for application as provided in this Subsection, additional funds in the amount of such insufficiency). Any disbursement of such Net Proceeds and such additional funds, if any, will be made subject to the reasonable requirements imposed by the Secured Party, including, without limitation, requirements as to certification by an architect or engineer, approval of plans, obtaining waivers of liens, and the receipt of requisitions, affidavits and opinions in form and substance reasonably satisfactory to the Secured Party. If for any reason the Collateral is not promptly so repaired, restored and replaced (or if there shall be any of such Net Proceeds or additional funds remaining after such repair, restoration and replacement have been fully completed), the Net Proceeds and additional funds, if any (or the balance thereof so remaining) are to be applied against payment of the Obligations (or, at the option of the Secured Party, held as further security therefor), being applied first to the payment of fees and charges, if any, then owing in respect of any Obligations; then to the payment of interest, if any, then owing with respect to any Obligations; then to the payment of principal, if any, then owing with respect to any Obligations; and then to the prepayment of the principal amount of the Obligations, together with interest on the amount prepaid to the date of prepayment. If any of the Readvancement Conditions shall not have been satisfied at any time when any Net Proceeds remain in the control of the Secured Party, the Secured Party may (in its sole discretion) either apply the Net Proceeds and additional funds, if any, within its control to the outstanding Obligations (in the order of priority described in the immediately preceding sentence) and/or hold same as further security for such Obligations and/or use any or all of such Net Proceeds and additional funds, if any, for the repair, restoration or replacement of the Collateral. The Debtor hereby grants to the Secured Party full power and authority, as attorney-in-fact irrevocable of the Debtor, to act after the occurrence of an Event of Default in order to cancel or transfer the insurance described in this Subsection, to collect and endorse any checks issued in the name of the Debtor and to retain any premium or proceeds and to apply the same to the debts secured hereby. Upon default by the Debtor hereunder and exercise by the Secured Party of any of its rights or remedies hereunder, each such insurance policy, including the right to unearned premiums, shall become property of the Secured Party.

         (e) RECEIVABLES. The Debtor shall notify the Secured Party promptly of all material returns and recoveries of merchandise and claims. The Debtor shall not without prior written notice to the Secured Party settle or adjust any dispute or claim which (together with all other such settlements or adjustments relating to the Receivables of the Debtor) would exceed $50,000 in the aggregate per fiscal quarter of the Debtor, nor shall the Debtor grant any discount, credit or allowance except in the ordinary course of the Debtor's business nor accept any return of merchandise except in the ordinary course of the Debtor's business without the Secured Party's consent. Upon the occurrence of any Event of Default, the Secured Party may settle or adjust disputes or claims directly with customers or account debtors for amounts and upon terms which it considers reasonably advisable; in all such cases, the Debtor will be credited only with amounts actually received by the Secured Party; and where the Debtor receives collateral of any kind by reason of transactions between itself and its customers or account debtors, it will hold the same on the Secured Party's behalf, subject to the Secured Party's instructions, and as property forming part of the Collateral. Upon the occurrence of an Event of Default, the Secured Party or its designee may at any time notify the Debtor's customers or account debtors of the Secured Party's security interest in Receivables, collect the same directly and charge the collection costs and expenses to the Debtor; whenever the Secured Party deems it desirable that any legal or other action be instituted in order to collect any Receivable, the Secured Party may at its option reassign any such Receivable to the Debtor (and any such reassignment shall be deemed to be without recourse to the Secured Party in any event) and require the Debtor to proceed with such legal or other action at the Debtor's sole liability, cost and expense, in which event all amounts collected by the Debtor on such Receivable shall nevertheless be subject to this Security Agreement; and the Debtor agrees to pay to the Secured Party a reasonable collection charge on all Receivables collected by the Secured Party under this Security Agreement. If the Secured Party elects that the Debtor continue to collect the Receivables after the occurrence of an Event of Default, the Debtor will collect its Receivables as the Secured Party's collection agent, hold such collections in trust for the Secured Party without commingling the same with other funds of the Debtor and, if requested, by the Secured Party, will promptly, on the day of receipt thereof, transmit such collections to the Secured Party in the identical form in which they were received by the Debtor, with such endorsements as may be appropriate.

         (f) TITLE; SALE OR REMOVAL OF COLLATERAL. The Debtor shall not create or suffer to exist any Lien in or on any of the Collateral, except the Lien of the Secured Party and other Liens expressly permitted by Section 4.2 of the Loan Agreement. Except for dispositions of assets expressly permitted by Section 4.8 of the Loan Agreement, the Debtor shall not, without the Secured Party's prior written approval, sell, transfer or otherwise dispose of any of the Collateral. No Collateral will be located at any premises other than as described in Subsection 3(d) above. The Debtor (i) shall maintain books and records relating to Collateral only as described in Subsection 3(d) above, (ii) will not move its chief executive office from the existing location described in Subsection 3(d) above, (iii) will not change its name or identity, and (iv) will not make or suffer to be made any change in its corporate structure or jurisdiction of incorporation until, in each case, after receipt of a certificate from the Secured Party, signed by an officer thereof, stating that the Secured Party has, to its satisfaction, obtained all documentation that it deems necessary or desirable to obtain, maintain, perfect and/or confirm the first priority security interests granted or intended to be granted herein.

         (g) MAINTENANCE AND USE OF EQUIPMENT. The Debtor will maintain all Equipment in good order and condition, reasonable wear and tear excepted, making all necessary repairs thereto. The Debtor will not suffer any waste or destruction of any Inventory or Equipment, nor use any Equipment in violation of any applicable law or any insurance thereon. The Debtor will promptly restore or replace any Inventory or Equipment damaged or destroyed by fire or other casualty, and this obligation will not be limited by the availability or sufficiency of insurance proceeds. The Debtor shall promptly furnish to the Secured Party a statement as to any casualty, loss or damage in excess of $10,000 to any Inventory or Equipment.

         (h) TAXES. The Debtor promptly shall pay, as they become due and payable, all taxes, unemployment contributions and all other charges of any kind or nature levied, assessed or claimed against the Debtor or the Collateral by any Person whose claim could result in a Lien upon any of the Collateral, except to the extent such taxes, contributions or other charges are being contested in good faith and by appropriate proceedings which operate as a matter of law to stay the enforcement of any such Lien and adequate reserves have been established and are maintained by the Debtor.

         (i) CONDEMNATION. Notwithstanding any taking by eminent domain or other injury to or decrease in value of the Collateral or any of the rights of the Debtor therein by action of any public or quasi-public authority or corporation, the Debtor shall continue to pay interest on the entire principal sum secured hereby until the award or payment for any such taking, injury or decrease in value shall have been actually received by the Secured Party and applied to the debt secured hereby, and any reduction in the principal sum resulting from the application by the Secured Party of such award or payment as hereinafter set forth shall be deemed to take effect only on the date of such receipt. In the event of any such taking, injury or decrease in value, the parties shall cooperate as in Subsection 4(d) in order to recover any applicable proceeds. Such proceeds shall be paid to the Secured Party. The Secured Party shall make appropriate deductions from such proceeds, if any, as are actually received by it as in the case of insurance proceeds and shall give notice to the Debtor of such deductions and of the amount of the net proceeds remaining and actually held by the Secured Party (the "Eminent Domain Net Proceeds"). Following any such taking, injury or decrease in value, the Debtor shall proceed forthwith to repair, restore and replace the Collateral to as nearly as possible its condition immediately prior to such event or to a condition of at least equivalent value (and in any event to such condition and within such time period as shall be required in order to avoid any default under any leases, agreements or other restrictions affecting the Collateral), regardless of whether or not the Eminent Domain Net Proceeds resulting from such taking, injury or decrease in value shall be available or sufficient to pay the cost thereof. If the Debtor desires to use any or all of the Eminent Domain Net Proceeds for repair, restoration or replacement of the Collateral, it shall request same from the Secured Party within 20 days after receipt of the aforesaid notice of the amount of the Eminent Domain Net Proceeds. Provided that all of the Readvancement Conditions (as defined in Subsection 4(d)) shall have been satisfied as at the time of each release of all or any portion of the Eminent Domain Net Proceeds, the Secured Party, subject to the other requirements described below, will permit the use of the Eminent Domain Net Proceeds to the extent required for such repair, restoration and/or replacement. Any disbursement of such Eminent Domain Net Proceeds and additional funds, if any, deposited with the Secured Party will be made subject to the reasonable requirements of the Secured Party, including, without limitation, requirements as to certification by an architect or engineer, approval of plans, obtaining waivers of liens, and the receipt of requisitions, affidavits and opinions in form and substance reasonably satisfactory to the Secured Party. If for any reason the Collateral is not promptly so repaired, restored and replaced (or if there shall be any of such Eminent Domain Net

Proceeds or additional funds remaining after such repair, restoration and replacement have been fully completed), the Eminent Domain Net Proceeds and additional funds, if any (or the balance thereof so remaining) are to be applied against payment of the Obligations (or, at the option of the Secured Party, held as further security therefor), being applied first to the payment of fees and charges, if any, then owing in respect of any Obligations; then to the payment of interest, if any, then owing with respect to any Obligations; then to the payment of principal, if any, then owing with respect to any Obligations; and then to the prepayment of the principal amount of the Obligations, together with interest on the amount prepaid to the date of prepayment. If any of the Readvancement Conditions shall not have been satisfied at any time when any Eminent Domain Net Proceeds remain in the control of the Secured Party, the Secured Party may (in its sole discretion) either apply the Eminent Domain Net Proceeds and additional funds, if any, within its control to the outstanding Obligations (in the order of priority described in the immediately preceding sentence) and/or hold same as further security for such Obligations and/or use any or all of such Eminent Domain Net Proceeds and additional funds, if any, for the repair, restoration, replacement or reconstruction of the Collateral.

         (j) DELIVERY OF PLEDGED SECURITIES AND CHATTEL PAPER. All securities of the Debtor, whether now owned or hereafter acquired by the Debtor, shall be promptly delivered to the Secured Party by the Debtor (which securities, together with all other securities, security entitlements, securities accounts and shares of stock which may hereafter be delivered to the Secured Party pursuant to the terms hereof, are hereinafter called the "Pledged Securities"), shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, with signatures appropriately guaranteed, and accompanied in each case by any required transfer tax stamps, all in form and substance satisfactory to the Secured Party. The Debtor shall inform the Secured Party promptly upon the acquisition, after the date hereof, of any securities, security entitlements and/or security accounts and shall, from time to time promptly and in accordance with the foregoing provisions, deliver to the Secured Party any and all Pledged Securities which may hereafter be acquired by the Debtor. The Debtor will execute and deliver to the Secured Party all such control agreements with respect to Pledged Securities as the Secured Party may from time to time reasonably request, and, if requested by the Secured Party as a security device, will transfer the Pledged Securities into the name of the Secured Party or its nominee. The Secured Party may at any time or from time to time, in its sole discretion, require the Debtor to cause any chattel paper included in the Debtor's Receivables to be delivered to the Secured Party or any agent or representative designated by it, or to cause a legend referring to the Secured Party's security interests to be placed on such chattel paper and upon any ledgers or other records concerning the Debtor's Receivables. The Debtor shall inform the Bank promptly of the establishment of any bank account and will deliver to Bank control agreements, in form and substance reasonably satisfactory to the Bank, from each depository bank. Nothing contained herein will be deemed to permit the Debtor to have or maintain any bank account at a bank other than the Secured Party, except to the extent expressly authorized by the Loan Agreement.

         After the occurrence and during the continuance of an Event of Default, the Secured Party may cause any or all of the Pledged Securities to be transferred of record into the Secured Party's name. The Debtor will promptly give to the Secured Party copies of any notices or other communications received by the Debtor with respect to Pledged Securities registered in the name of the Debtor.

         Unless an Event of Default shall occur and be continuing and the Secured Party shall have given written notice to the Debtor of its election to so vote, the Debtor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Pledged Securities and to exercise conversion rights with respect to the convertible securities included therein, and the Secured Party shall, upon receiving a written request from the Debtor accompanied by a certificate signed by its principal financial officer stating that no Event of Default has occurred and is continuing, deliver to the Debtor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers as the Secured Party shall approve in respect of any Pledged Securities which are registered in the Secured Party's name, and make such arrangements with respect to the conversion of convertible securities as shall be specified in the Debtor's request and shall be in form and substance satisfactory to the Secured Party.

         If an Event of Default shall occur, and provided the Secured Party elects to exercise the rights hereinafter set forth by written notice to the Debtor of such election, the Secured Party shall have the right to the extent permitted by law, and the Debtor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers and take any other action with respect to all the Pledged Securities with the same force and effect as if the Secured Party were the absolute and sole owner thereof. The curing of any such Event of Default shall not divest Secured Party of its rights hereunder unless and until the Secured Party in writing reinstates the rights of the Debtor which existed prior to the occurrence of the breach.

         5. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. (a) The Debtor hereby irrevocably appoints the Secured Party as the Debtor's attorney-in-fact, with full authority after the occurrence and during the continuance of an Event of Default in the name, place and stead of the Debtor, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

            (i) to obtain and adjust any insurance required pursuant to this Security Agreement and/or the Loan Agreement;

            (ii) to ask, demand, collect, sue for, recover, compromise, receive and give acquittances for monies due and to become due under or in respect of any of the Collateral;

            (iii) to receive, endorse and collect any notes, drafts or other instruments, documents and chattel paper;

            (iv) to file any claims or take any action or institute any proceedings for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral;

            (v) to sign the name of the Debtor on invoices or bills of lading, drafts against customers, notices of assignment, verifications and schedules;

            (vi) to defend any suit, action or proceeding brought against the Debtor in respect of any Collateral, to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate;

            (vii) to notify the U.S. Postal Service authorities to change the address for delivery of mail to an address designated by the Secured Party and to open and dispose of mail addressed to the Debtor; and, generally,

            (viii) to do all things necessary to carry out the intent of this Security Agreement.

         (b) The power of attorney granted pursuant to this Section 5 is a power coupled with an interest and shall be irrevocable until the Obligations are paid indefeasibly in full.

         6. SECURED PARTY MAY PERFORM. If the Debtor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Debtor as provided under Section 9 hereof, with interest at the rate provided for in Section 6.1 of the Loan Agreement.

         7. SECURED PARTY'S DUTIES. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral actually in its possession and the accounting for monies actually received by it hereunder, the Secured Party shall have no duty as to any Collateral. The Secured Party shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Collateral, except for those arising out of or in connection with the Secured Party's gross negligence or willful misconduct. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own like property, it being understood that the Secured Party shall be under no obligation to take any necessary steps to collect any Collateral or preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of the Debtor and shall be added to the Obligations.

         8. REMEDIES. If any Event of Default shall have occurred and be continuing:

         (a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC and also may without limitation:

            (i) require the Debtor to, and the Debtor hereby agrees that it will, at its expense and the upon reasonable request of the Secured Party, forthwith assemble all or any part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party which is or are reasonably convenient to the respective parties;

            (ii) itself or through agents, without notice to any Person and without judicial process of any kind, enter the Debtor's Premises (or any other premises or location where any Collateral may be) and take physical possession of any Collateral or disassemble, render unusable and/or repossess any of the same, and the Debtor shall peacefully and quietly yield up and surrender the same; and

            (iii) without notice except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as are commercially reasonable.

         (b) The Secured Party may maintain possession of Collateral at the Premises or remove the same or any part thereof to such places as the Secured Party may elect. The Debtor waives all rights which it would otherwise have under any applicable law to prohibit entry to any premises or to require notice of any such action, to the maximum extent permitted by applicable law. The Debtor agrees that, to the extent notice of sale shall be required by law, 10 days' prior written notice to the Debtor shall constitute reasonable notification. Notice of any public sale shall be sufficient if it describes the Collateral to be sold in general terms, stating the items or amounts thereof and the location and nature thereof, and is published at least once in any newspaper selected by the Secured Party and of general circulation in the locale of such sale, not less than 7 days prior to the sale. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given and may be the purchaser at any such sale, if public, to the extent permitted by applicable law, free from any right of redemption. The Debtor shall be fully liable for any deficiency. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         (c) Any cash held by the Secured Party as Collateral and all cash or other proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, shall (subject to Subsections 4(d) and 4(i) with respect to insurance and condemnation proceeds) be applied by the Secured Party in the following order of priorities:

         FIRST, to the payment of the reasonable costs and expenses of any sale or other expenses (including, without limitation, reasonable legal fees and expenses), liabilities and advances made or incurred by the Secured Party in connection therewith or referred to in Section 9 or provided for by the Loan Agreement or arising in connection with any other facilities now or hereafter provided by the Secured Party to or for the benefit of the Debtor;

         NEXT, to payment of interest on and principal of the Term Loans (in such order as may be provided for in the Loan Agreement or as otherwise determined by the Secured Party);

         NEXT, to the payment of any other Obligations (or may be held by the Secured Party as security for any other Obligations not yet due and payable); and

         FINALLY, after payment in full of all Obligations and termination of all credit facilities, interest rate protection products and other facilities now or hereafter provided by the Secured Party to the Debtor, to the payment to the Debtor or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining of such cash.

         9. EXPENSES AND INDEMNIFICATION. The Debtor agrees to reimburse the Secured Party for and to indemnify and hold harmless the Secured Party from and against any and all liability, loss, damage, and all costs or expenses (including, without limitation, reasonable fees and disbursements of counsel, experts and agents) imposed on, incurred by or asserted against the Secured Party arising out of or in connection with: preparation of this Security Agreement, the documents relating hereto, or amendments, modifications or waivers hereof; taxes (excluding any corporate excise or income taxes payable by the Secured Party by reason hereof or otherwise) and other governmental charges in connection with this Security Agreement and the Collateral; exercise of the Secured Party's rights with respect to this Security Agreement and the Collateral; any enforcement, collection or other proceedings resulting therefrom or any negotiations or other measures to preserve the Secured Party's rights hereunder; the custody or preservation of, or the sale of or other realization upon, any of the Collateral; any failure by the Debtor to perform or observe any of the provisions of this Security Agreement; any investigative, administrative or judicial proceeding (whether or not the Secured Party is designated a party thereto) relating to or arising out of this Security Agreement; or any bankruptcy, insolvency or other similar proceeding relating to the Debtor, unless the Secured Party was at fault with respect to such liability, loss, damage, cost or expense or acted in bad faith with respect thereto. The Debtor's obligations under the preceding sentence shall constitute Obligations and shall survive the termination of this Security Agreement.

         10. TERMINATION. This Security Agreement shall remain in full force and effect so long as any Term Loan and/or any Obligation remains outstanding and/or any credit facility, interest rate protection product or other facility remains in effect. Upon the satisfaction in full of all of the Obligations and the termination or expiration of all credit and other facilities and all interest rate protection products now or hereafter provided by the Secured Party for the Debtor, the Secured Party shall, at the Debtor's expense, execute and deliver to the Debtor all instruments of assignment or otherwise as may be necessary to establish full title of the Debtor to any of the Collateral, subject to any prior sale or other disposition thereof pursuant to Section 8. Until then, this Security Agreement shall itself constitute conclusive evidence of the validity, effectiveness and continuing force hereof, and any Person may rely hereon.

         11. WAIVER; RIGHTS CUMULATIVE. No failure to exercise and no delay in exercising, on the part of the Secured Party, any right or remedy hereunder or otherwise shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right or remedy. Waiver by the Secured Party of any right or remedy on any one occasion shall not be construed as a bar to or waiver thereof or of any other right or remedy on any future occasion. The Secured Party's rights and remedies hereunder and under the Bank Documents shall be cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         The provisions of this Security Agreement are not in derogation or limitation of any obligations, liabilities or duties of the Debtor under any of the other Bank Documents or any other agreement with or for the benefit of the Secured Party. No inconsistency in default provisions between this Security Agreement and any of the other Bank Documents or any such other agreement will be deemed to create any additional grace period or otherwise derogate from the express terms of each such default provision. No covenant, agreement or obligation of the Debtor contained herein, nor any right or remedy of the Secured Party contained herein, shall in any respect be limited by or be deemed in limitation of any inconsistent or additional provisions contained in any of the other Bank Documents or any such other agreement.

         12. SEVERABILITY. In the event that any provision of this Security Agreement or the application thereof to any Person, property or circumstance shall be held to any extent to be invalid or unenforceable, the remainder of this Security Agreement and the application of such provision to Persons, properties and circumstances other than those as to which it has been held invalid or unenforceable shall not be affected thereby, and each provision of this Security Agreement shall be valid and enforceable to the fullest extent permitted by law.

         13. BINDING EFFECT; ASSIGNMENT. This Security Agreement shall be binding upon the Debtor and its successors and assigns and shall inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns.

         14. NOTICES. All notices and other communications under or relating to this Security Agreement shall be given in the manner and to the addresses of the parties provided for in the Loan Agreement.

         15. HEADINGS. Section headings in this Security Agreement are included herein for convenience of reference only and shall not constitute a part of this Security Agreement for any other purpose.

         16. GOVERNING LAW. This Security Agreement shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts, except that the law governing the creation, perfection and enforcement of security interests in Collateral will be as provided for in the UCC.

         IN WITNESS WHEREOF, the Debtor and the Secured Party have caused this Security Agreement to be executed, as an instrument under seal, by their respective officers thereunto duly authorized, as of the date first above written.

                                               ARQULE, INC.

                                               By:
                                                  -----------------------------
                                                  Name:
                                                  Title:

                                               FLEET NATIONAL BANK

                                               By:
                                                  -----------------------------
                                                  Name:
                                                  Title:

                                                                 EXHIBIT 10.24.8

                                  EXHIBIT LIST

EXHIBIT A - Locations of Collateral

EXHIBIT B - Tradenames; Corporate Names Used in Last Five Years

EXHIBIT C - Filing Offices

EXHIBIT D - Bank accounts, brokerage accounts, investment accounts and other securities

                                                                 EXHIBIT 10.24.8

                                    EXHIBIT A

                             LOCATIONS OF COLLATERAL

         LOCATION                                      RECORD OWNER OF PREMISES

                          [To be provided by Borrower.]

                                    EXHIBIT B

               TRADENAMES; CORPORATE NAMES USED IN LAST FIVE YEARS

                                    EXHIBIT C

                                 FILING OFFICES

         1. Delaware Secretary of State
         2. Middlesex (South) Registry of Deeds
         3. [Borrower to provide locations for fixture filings.]

                                                                 EXHIBIT 10.24.8

                                    EXHIBIT D


   BANK ACCOUNTS, BROKERAGE ACCOUNTS, INVESTMENT ACCOUNTS AND OTHER SECURITIES

                          [To be provided by Borrower.]